EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: February 1, 1994



               AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.



               By: /s/ J. David Wise
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                     Name:   J. David Wise
                     Title:    Authorized Signatory



               AMERICAN CAPITAL ASSET MANAGEMENT, INC.


               By: /s/ J. David Wise
                  ------------------------------------------
                     Name:   J. David Wise
                     Title:    Authorized Signatory



               AMERICAN CAPITAL PACE FUND, INC.



               By: /s/ J. David Wise
                  ------------------------------------------
                     Name:   J. David Wise
                     Title:    Authorized Signatory























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               ASSOCIATED MADISON COMPANIES, INC.



               By: /s/ Charles J.Gallo, Jr.
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                  Name:  Charles J. Gallo, Jr.
                  Title:    Vice President and
                            Controller



               THE TRAVELERS INC.



               By: /s/ Mary Barnes Jenkins
                  ------------------------------------------
                  Name:  Mary Barnes Jenkins
                  Title:   Assistant Secretary